Exhibit 4.1

EXECUTION COPY

MICRON TECHNOLOGY, INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of November 12, 2013

3.00% Convertible Senior Notes due 2043

i

Section 13.07.	Legal Holiday	69
Section 13.08.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	69
Section 13.09.	Governing Law	69
Section 13.10.	No Adverse Interpretation of Other Agreements	69
Section 13.11.	Successors	69
Section 13.12.	Counterparts	69
Section 13.13.	Severability	69
Section 13.14.	Table of Contents and Headings	69
Section 13.15.	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	69

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	DTC Legend
EXHIBIT C	Transfer Restricted Note Legend
EXHIBIT D	Certificate for Exchange or Transfer of Transfer Restricted Notes
EXHIBIT E	Accreted Principal Amount
EXHIBIT F	OID Legend

INDENTURE dated as of November 12, 2013 between Micron Technology, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $1,025,000,000 aggregate Principal Amount at Maturity of the Company’s 3.00% Convertible Senior Notes due 2043 (the “Notes”).  All things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and binding obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.        Definitions.

“Accreted Principal Amount” means, as of any date of determination, the principal amount per $1,000 Principal Amount at Maturity of Notes as determined as of such date and calculated in accordance with Exhibit E hereto.  For the avoidance of doubt, the Accreted Principal Amount on the Maturity Date will be equal to the Principal Amount at Maturity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Conversion Rate” means the Conversion Rate on any day.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any weekday that is not a day on which banking institutions in The City of Boise, The City of New York or a place of payment are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change in Control” shall have the meaning set forth in Section 3.01(a) of this Indenture.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means November 12, 2013.

“Closing Price” of Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which Common Stock or such other security is listed.  If Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or a similar organization.  If Common Stock or such other security is not so quoted, the Closing Price will be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  The Closing Price will be determined without reference to extended or after hours trading.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means Common Stock of the Company, $0.10 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

“Conversion Price” per share of Common Stock as of any day means $1,000 divided by the Conversion Rate on such day.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071.

“Current Market Price” of Common Stock on any day means the average of the Closing Prices of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5.00% of the product of (a) the Conversion Rate in effect on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means: (a) if the Company does not elect a Cash Percentage pursuant to Section 10.03(d), the Specified Dollar Amount divided by 20; or (b) if the Company elects a Cash Percentage pursuant Section 10.03(d), the product of (i) the Cash Percentage, (ii) the Conversion Rate in effect on such Trading Day and (iii) the Daily VWAP for such Trading Day, divided by 20.

“Daily Settlement Amount” means for each of the 20 consecutive Trading Days during the applicable Observation Period: (a) if the Company does not elect a Cash Percentage pursuant to Section 10.03(d), (i) Cash in an amount equal to the lesser of (A) the Daily Measurement Value and (B) the Daily Conversion Value; and (ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (X) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (Y) the Daily VWAP for such Trading Day; or (b) if the Company elects a Cash Percentage pursuant to Section 10.03(d), (i) Cash in an amount equal to the Daily Measurement Value; and (ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (X) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (Y) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the Volume Weighted Average Price.

“Debt” means, with respect to any Person, without duplication, all obligations (other than non-recourse obligations) of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit B.

“Effective Date” means (i) with respect to a Make-Whole Change in Control, the effective date of such Make-Whole Change in Control, and (ii) with respect to any conversion in connection with a redemption prior to November 20, 2018 pursuant to Section 11.01 hereof, the Conversion Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Ex-Date” means, with respect to any issuance, dividend or distribution on Common Stock, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such distribution.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons.

“Holder” means the registered holder of any Note.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Notes” means the Notes issued on the Closing Date and any Notes issued in replacement thereof, and the Initial Notes shall be Unrestricted Notes.

“Interest Payment Date” means May 15 and November 15 of each year, commencing May 15, 2014.

“Issue Price” of any Note means, in connection with the original issuance of such Note, the initial issue price at which such Note is issued as set forth on the face of such Note.

“Market Disruption Event”  means, with respect to Common Stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or such other security or in any options, contracts or future contracts relating to Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Maturity Date” means November 15, 2043.

“Notes” has the meaning assigned to such term in the Recitals.

“Observation Period” with respect to any Note surrendered for conversion means (a) in the case of a conversion of a Note called for redemption pursuant to Section 11.01, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Redemption Date; (b) except as set forth in clause (a), if the relevant Conversion Date occurs before the 24th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; and (c) except as set forth in clause (a), if the relevant Conversion Date occurs on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (a) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (b) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“OID Legend” means the legend set forth in Exhibit F.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

“Participant” means a Person who has an account with the Depositary.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Principal Amount at Maturity” of a Note means the Principal Amount at Maturity of such Note as set forth on the face of such Note.

“Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 11.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge and familiarity with the particular subject matter.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A promulgated under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Specified Dollar Amount” means the maximum Cash amount per $1,000 Principal Amount at Maturity of Notes to be received upon conversion as specified in the Settlement Notice specifying the Company’s chosen Settlement Method.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Termination of Trading” means the Common Stock, or other Capital Stock into which the Notes are then convertible, is not listed for trading on a United States national securities exchange or approved for quotation on a U.S. system of automated dissemination of quotations of securities prices similar to The NASDAQ Global Select Market prior to its designation as a national securities exchange.

“Trading Day” means, with respect to Common Stock or any other security, a day during which (a) trading in Common Stock or such other security generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select

Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then admitted for trading, (b) there is no Market Disruption Event and (c) a Closing Price for Common Stock or such other security (other than a Closing Price referred to in the next to last sentence of such definition) is available on such securities exchange or market; provided that if Common Stock or such other security is not admitted for trading or quotation on or by any exchange, market, bureau or other organization, “Trading Day” will mean any Business Day.

“Trading Price” means, on any date of determination, the average of the secondary market bid quotations obtained by the Trustee for $5.0 million Principal Amount at Maturity of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. Any such determination will be conclusive absent manifest error. If the Trustee cannot reasonably obtain at least one bid for $5.0 million Principal Amount at Maturity of Notes from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount at Maturity of relevant Notes will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the then Applicable Conversion Rate for the Notes.

“Transfer Restricted Global Note” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Note” means a Note that is subject to resale restrictions pursuant to the Securities Act.

“Transfer Restricted Note Legend” means the legend set forth in Exhibit C.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Global Note” means a Global Note that is not a Transfer Restricted Note.

“Unrestricted Note” means a Note that is not a Transfer Restricted Note.

“Volume Weighted Average Price” means the per share volume weighted average price of Common Stock as displayed on Bloomberg (or any successor service) page MU <Equity>AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.  The Volume Weighted Average Price shall be determined without regard to afterhours trading or any other trading outside of the regular trading session’s trading hours.

“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02.        Other Definitions.

Term	Defined in Section
“2028 Repurchase Date”	3.02(a)
“2028 Repurchase Price”	3.02(a)
“2028 Repurchase Notice”	3.02(c)
“Act”	13.01(b)
“Additional Interest”	6.15(a)
“Bankruptcy Default”	6.01(h)
“beneficial owner”	3.01(a)
“Cash Percentage”	10.03(d)
“Cash Settlement”	10.03(a)
“Company Order”	2.02
“Combination Settlement”	10.03(a)
“Conversion Agent”	2.03
“Conversion Consideration”	10.01(a)
“Conversion Date”	10.02(a)
“Conversion Obligation”	10.01(a)
“Conversion Rate”	10.01(a)
“Conversion Trigger Price”	10.01(c)
“Defaulted Interest”	12.02
“Disposition Event”	10.09
“Distributed Assets”	10.07(c)
“Event of Default”	6.01
“Expiration Date”	10.07(e)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Notice”	3.01(c)
“group”	3.01(a)
“Legal Holiday”	13.06
“Make-Whole Change in Control”	10.10(a)
“Make-Whole Shares”	10.10(a)
“Merger Event”	10.09
“Net Share Settlement”	10.03(e)
“Net Share Settlement Election”	10.03(e)
“Paying Agent”	2.03
“person”	3.01(a)
“Physical Settlement”	10.03(a)
“Primary Registrar”	2.03
“Redemption Price”	11.01(b)
“Reference Period”	10.07(c)
“Reference Property”	10.09

Term	Defined in Section
“Register”	2.03
“Registrar”	2.03
“Repurchase Date”	3.03(a)
“Repurchase Notice”	3.03(a)
“Repurchase Price”	3.03(a)
“Rights”	10.20
“Settlement Method”	10.03(a)
“Settlement Notice”	10.03(c)
“Shareholders Rights Plan”	10.20
“Special Record Date”	12.02(a)
“Spin-Off”	10.07(c)
“Stock Price”	10.10(b)
“Trading Price Condition”	10.01(b)
“Trigger Event”	10.08
“Unit of Reference Property”	10.09

Section 1.03.        Rules of Construction.   Unless the context otherwise requires or except as otherwise expressly provided,

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(d)           all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(e)           references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f)            in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g)           “or” is not exclusive;

(h)           “including” means including, without limitation; and

(i)            words in the singular include the plural, and words in the plural include the singular.

Section 1.04.        Payments due on non-Business Days.  Notwithstanding anything herein to the contrary, any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

ARTICLE 2

THE NOTES

Section 2.01.        Form, Dating and Denominations; Legends.  (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable only in denominations of $1,000 in Principal Amount at Maturity and any integral multiple thereof.  The Initial Notes are being issued by the Company pursuant to one or more agreements between the Company and certain initial investors who are exchanging the Initial Notes solely in exchange for other securities of the Company in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.  The Initial Notes shall be issued as Unrestricted Notes without any restriction on transfer under the U.S. federal securities laws in reliance upon Rule 144.

(b)           Global Notes in General.  Each Global Note shall represent such of the Principal Amount at Maturity of outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, conversions or issuances of such Notes.  Any adjustment of the aggregate Principal Amount at Maturity of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.  The Global Note will reflect the Principal Amount at Maturity of the outstanding Notes and will not reflect the Accreted Principal Amount of outstanding Notes represented thereby.  To the extent that a calculation of the Accreted Principal Amount is required at any given time, the Company will make such calculation.

The Global Notes representing the Initial Notes shall be Unrestricted Global Notes.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c)           Book-Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.

(d)           OID Legend. The Initial Notes shall bear the legend set forth in Exhibit F.

(e)           Transfer Restricted Note Legend.  All Transfer Restricted Notes shall bear the Transfer Restricted Note Legend.

Section 2.02.        Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature.  Typographic errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee signs manually the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Closing Date, the Company shall issue, and the Trustee shall authenticate and make available for delivery, the Initial Notes for original issue in the aggregate Principal Amount at Maturity of $1,025,000,000 (with an aggregate initial Issue Price of $820,000,000) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”).  After the Closing Date, the Company may issue, and the Trustee shall authenticate and make available for delivery, Additional Notes issued pursuant to Section 2.14.  The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated.

The Company at any time or from time to time may, without the consent of any Holder, issue Additional Notes pursuant to Section 2.14, which Additional Notes shall be entitled to all of the benefits of this Indenture.  Such Additional Notes will be deemed Notes for all purposes hereunder, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof.

Section 2.03.        Registrar, Paying Agent and Conversion Agent.  The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the United States (located at c/o U.S. Bank Association, Corporate Trust Services, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Tel. (213) 615-6043, Attention: Paula Oswald (Micron 2043 Indenture)), one such office or agency of the Company for each of the aforesaid purposes.

Section 2.04.        Paying Agent to Hold Money in Trust.  Prior to 12:00 p.m., New York City time, on each date on which the Accreted Principal Amount of or interest (including Additional Interest), if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such Accreted Principal Amount or interest (including Additional Interest), if any, so becoming due.  A Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Principal Amount of or interest (including Additional Interest), if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m., New York City time, on each date on which a payment of the Accreted Principal Amount of or interest (including any Additional Interest) on any Notes is due and payable, segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05.        Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before 10 Business Days prior to the Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.        Transfer and Exchange.  Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal Principal Amount at Maturity of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate Principal Amount at Maturity at the Registrar’s request.  Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.05, Section 9.03(b) or Section 11.06 not involving any transfer.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.        Replacement Notes.  If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 or is about to be redeemed by the Company pursuant to Article 11, the Company in its discretion may, instead of issuing a new Note, pay or purchase or redeem such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.        Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the New York Uniform Commercial Code).

If a Paying Agent holds at 12:00 p.m., New York City time, on the Maturity Date Cash sufficient to pay the Principal Amount at Maturity of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the Principal Amount at Maturity thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09.        Treasury Notes.  In determining whether the Holders of the required Principal Amount at Maturity of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10.        Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11.        Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.

Section 2.12.        CUSIP Numbers.  The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13.        Additional Transfer and Exchange Requirements.  (a)  If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Transfer Restricted Note Legend, or if a request is made to remove the Transfer Restricted Note Legend on a Note, the Notes so issued shall bear the Transfer Restricted Note Legend, or the Transfer Restricted Note Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Transfer Restricted Note Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale.  Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Transfer Restricted Note Legend.  If the Transfer Restricted Note Legend is removed from the face of a

Note and the Note is subsequently held by an Affiliate of the Company, the Transfer Restricted Note Legend shall be reinstated.

(b)           No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.

(c)           The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(i)            Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Transfer Restricted Note Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or any other Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.13(c)(i).

(ii)           In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.13(c)(i), the transferor of such beneficial interest must deliver to the Registrar an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(iii)          A beneficial interest in any Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.13(c)(ii) and the Registrar receives a duly executed certificate substantially in the form of Exhibit D hereto.

(iv)          A beneficial interest in any Transfer Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (1) the exchange or transfer complies with the requirements of Section 2.13(c)(ii) and (2) if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Transfer Restricted Note Legend are no longer required in order to maintain compliance with the Securities Act.

(d)           The restrictions imposed by the Transfer Restricted Note Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision).  Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 (or any successor provision), by, if requested, an Opinion of Counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Note, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the Transfer Restricted Note Legend.

(e)           As used in Section 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

(f)            This Section 2.13(f) shall apply only to Global Notes:

(i)            Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing.  Any Global Note exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)           Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully-registered book entry form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)          Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(v)           Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.  Neither the Trustee nor any Agent Member shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.14.                                                 Additional Notes.

If authorized by a resolution of the Board of Directors, the Company shall be entitled to issue additional Notes under this Indenture (“Additional Notes”) which shall have substantially identical terms as the Notes, other than with respect to (i) the date of issuance, (ii) the Issue Price and Accreted Principal Amount, (iii) the amount of interest payable on the first interest payment date applicable thereto (to the extent such Additional Notes are issued with a different “CUSIP”, “ISIN” or “Common Code” number than the Notes), and, (iv) if such Additional Notes shall be issued in the form of Unrestricted Notes or Transfer Restricted Notes (in which case the Transfer Restricted Notes will bear the legends set forth in Exhibit D), the transfer restrictions in respect of Notes that are, respectively, Transfer Restricted Notes or Unrestricted Notes; provided that such issuance shall be made in compliance with this Indenture; provided, further, that no Additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as other Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with the Notes for U.S. federal tax purposes.  The Notes issued on the Closing Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, and in a supplemental indenture, the following information:

(1)           the aggregate Principal Amount at Maturity of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2)           the aggregate Principal Amount at Maturity of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3)           the Issue Price, if any, the Accreted Principal Amount applicable to such Additional Notes and the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto;

(4)           the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and

(5)           whether such Additional Notes shall be Transfer Restricted Notes or Unrestricted Notes.

ARTICLE 3

REPURCHASES

Section 3.01.        Repurchase at the Option of the Holders Upon Change in Control or Termination of Trading.  (a) Upon the occurrence of a Change in Control or a Termination of Trading, each Holder shall have the right, at such Holder’s option, subject to the terms and conditions of this Article 3, to require the Company to repurchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 Principal Amount at Maturity at a price (the “Fundamental Change Repurchase Price”) equal to the Accreted Principal Amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to the Accreted Principal Amount of Notes subject to repurchase.  Upon a valid exercise of such an option, the Company will be required to repurchase the Notes on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no earlier than 20 days or later than 35 days after the date on which the Company sends the notice contemplated by Section 3.01(b), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c).

A “Change in Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)            any person or group, other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of all of the Company’s outstanding Voting Securities, unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(ii)           the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company) and the outstanding Voting Securities of the Company are reclassified into, converted for or converted into the right to receive any other property or security, or the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than a Subsidiary of the Company); provided that none of these circumstances will be a Change in Control if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, a majority of the Voting Securities of the surviving or transferee person, or the direct or indirect parent thereof, immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Securities immediately prior to the transaction; or

(iii)          the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of defining a Change in Control:

(A)          the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(B)          the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(C)          the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for Common Stock (excluding Cash payments for fractional shares and Cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change in Control consists of Common Stock traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Notes become convertible solely into the consideration that holders of Common Stock receive in such transaction (excluding Cash payments for fractional shares and Cash payments made in respect of dissenters’ appraisal rights).

(b)           On or before the 15th day after the occurrence of a Change in Control or Termination of Trading, the Company will deliver a written notice of Change in Control or Termination of Trading, as applicable, to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law).  The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i)            the events causing a Change in Control or Termination of Trading, as applicable;

(ii)           the date of such Change in Control or Termination of Trading, as applicable;

(iii)          the last date on which the repurchase right may be exercised;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         the then current Applicable Conversion Rate and any adjustments thereto;

(viii)        whether a Change in Control constitutes a Make-Whole Change in Control;

(ix)          that Notes with respect to which a Fundamental Change Repurchase Notice is given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture; and

(x)           the procedures a Holder must follow to exercise rights under this Section 3.01.

(c)           A Holder may exercise its rights specified in Section 3.01 by delivery of a written notice (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date.  The Fundamental Change Repurchase Notice shall state:

(i)            if Certificated Notes have been issued, the certificate number of the Notes (or if the Holder’s Notes are Global Notes, such Holder’s notice must comply with the Applicable Procedures);

(ii)           the portion of the Principal Amount at Maturity of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

(iii)          that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in this Section 3.01.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements and compliance by the Holder with the Applicable Procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest (including any Additional Interest) to but not including the Fundamental Change Repurchase Date) on or prior to the later of the Fundamental Change Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

No Notes may be repurchased by the Company at the option of Holders upon a Change in Control or a Termination of Trading if the Accreted Principal Amount of the Notes has been accelerated (other than as a result of a default in the payment of the Fundamental Change Repurchase Price with respect to the Notes), and such acceleration has not been rescinded, on or prior to the date on which such repurchase is to be consummated.  The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of acceleration described in the immediately preceding sentence in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02.                         Repurchase of Securities by the Company at the Option of Holders on November 15, 2028.

(a)                                 On November 15, 2028 (the “2028 Repurchase Date”), each Holder shall have the right, at such Holder’s option, subject to the terms and conditions of this Article 3, to require the Company to repurchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 Principal Amount at Maturity at a price (the “2028 Repurchase Price”) equal to the Accreted Principal Amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the 2028 Repurchase Date.

(b)                                 On or before the 20th Business Day prior to the 2028 Repurchase Date, the Company shall deliver or cause to be delivered to all Holders of record on such date at their addresses shown in the Register of the Registrar (and to beneficial owners as required by applicable law) a 2028 Repurchase Notice as set forth in Section 3.02(c).  No failure of the

Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.02.

(c)                                  For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at the Close of Business on the Business Day immediately preceding the 2028 Repurchase Date, (i) a notice (the “2028 Repurchase Notice”) in the form set forth on the reverse of the Notes duly completed (if the Notes are certificated) or comply with applicable Depositary procedures (if the Notes are represented by a Global Note) together with (ii) such Notes duly endorsed for transfer (if the Notes are certificated) or book-entry transfer of such Notes (if such Notes are represented by a Global Note).  The delivery of such Notes to the Paying Agent with, or at any time after delivery of, the 2028 Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the payment by the Company to the Holder of the 2028 Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the 2028 Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined in good faith by the Company, whose determination shall be final and binding absent manifest error.  The 2028 Repurchase Notice shall state:

(i)                                     the certificate numbers of the Notes to be repurchased, if they are Certificated Notes;

(ii)                                  the portion of the Principal Amount at Maturity of a Holder’s Notes to be repurchased, which must be in integral multiples of $1,000 Principal Amount at Maturity; and

(iii)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(d)                                 The Company shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Note, if the Principal Amount at Maturity of such portion is in integral multiples of $1,000 Principal Amount at Maturity.

(e)                                  The Paying Agent shall promptly notify the Company of the receipt by it of any 2028 Repurchase Notice or written notice of withdrawal thereof.

(f)                                   Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the 2028 Repurchase Date and the time of the book-entry transfer or delivery of the Notes, as the case may be.

Section 3.03.                         Effect of Repurchase Notice.  (a) Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01(c) or the 2028 Repurchase Notice specified in Section 3.02(c) (each of the foregoing, a “Repurchase Notice”), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in this Section 3.03) thereafter be entitled to receive solely the

Fundamental Change Repurchase Price or 2028 Repurchase Price (each of the foregoing, a “Repurchase Price”), as applicable, and any accrued and unpaid interest (including any Additional Interest) to but not including the Fundamental Change Repurchase Date or 2028 Repurchase Date (each of the foregoing, a “Repurchase Date”), as applicable, with respect to such Note.  Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the later of (x) the Repurchase Date with respect to such Note (provided the conditions in Section 3.01(c) or Section 3.02(c), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c) or Section 3.02(c), as applicable.  Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in this Section 3.03.

(b)                                 A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date.  If a Repurchase Notice is withdrawn, the Company will not be obligated to repurchase such Notes listed in the Repurchase Notice.  Such notice of withdrawal shall state:

(i)                                     the Principal Amount at Maturity being withdrawn;

(ii)                                  if Certificated Notes are to be withdrawn, the certificate numbers of the Notes being withdrawn (or, if Global Notes or a portion thereof are to be withdrawn, such Holder’s notice must comply with the Applicable Procedures);

(iii)                               the Principal Amount at Maturity, if any, of the Notes that remain subject to a Repurchase Notice, which must be $1,000 or whole multiples thereof.

Section 3.04.                         Deposit of Repurchase Price.  Prior to 12:00 p.m., New York City time, on or prior to the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date.

If the Paying Agent holds money sufficient to pay the Repurchase Price with respect to the Notes to be repurchased on the Repurchase Date in accordance with the terms of this Indenture, then, immediately on and after the Repurchase Date, those Notes shall cease to be outstanding, interest (including any Additional Interest) on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Repurchase Price upon delivery of such Notes.

Section 3.05.                         Notes Repurchased in Part.  Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the

Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered that is not repurchased.

Section 3.06.                         Covenant to Comply with Securities Laws upon Repurchase of Notes.  In connection with any repurchase upon the occurrence of a Change in Control or Termination of Trading or in connection with the 2028 Repurchase Date, to the extent required by applicable law, the Company shall:

(a)                                 comply with the tender offer rules under the Exchange Act that may then be applicable; and

(b)                                 otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Notes by the Company at the option of Holder.

ARTICLE 4

COVENANTS

Section 4.01.                         Payment of Notes.  (a) The Company agrees to pay the Accreted Principal Amount of and interest (including any Additional Interest) on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than 12:00 p.m. New York City time, on the due date of any Accreted Principal Amount of or interest (including any Additional Interest) on any Notes, or any Repurchase Date or Redemption Date, as the case may be, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay the amounts then due; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)                                 An installment of Accreted Principal Amount or interest (including any Additional Interest) will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of Accreted Principal Amount or interest (including any Additional Interest) will be considered paid on the due date only if paid to the Holders.

(c)                                  The Company agrees to pay interest on overdue Accreted Principal Amount, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)                                 Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the payments received by it in respect of such Global Note to the accounts of the beneficial owners thereof.  With respect to Certificated Notes, the Company will make all payments in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.

Section 4.02.                         Maintenance of Office or Agency.  The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.                         Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04.                         Reports; 144A Information.  (a) The Company shall deliver to the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) (or any successor electronic delivery procedure) system shall be deemed to be filed with the Trustee.

(b)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c)                                  If, at any time that any of the Notes are “restricted securities” within the meaning of Rule 144 under the Securities Act, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, upon the request of a Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon conversion of the Notes, promptly furnish such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes pursuant to Rule 144A.

Section 4.05.                         Reports to Trustee.  The Company will deliver to the Trustee:

(a)                                 within 120 days after the end of each fiscal year commencing with the fiscal year ended August 28, 2014, a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, no Default exists hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b)                                 promptly and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.06.                         Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01.                         Consolidation, Merger, Sale or Lease of Assets by the Company.  (a) The Company may consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person only if:

(i)                                     the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)                                  such corporation (if other than the Company) assumes all of the obligations of the Company under the Notes and this Indenture;

(iii)                               immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

(iv)                              the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture (if any) comply with this Indenture.

(b)                                 Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture.  Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Notes and this Indenture.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01.                         Events of Default.  An “Event of Default” occurs with respect to the Notes if:

(a)                                 the Company defaults in payment of the Accreted Principal Amount or any Repurchase Price or Redemption Price with respect to any Note, when such becomes due and payable upon required purchase, upon declaration or otherwise;

(b)                                 the Company defaults in payment of any interest (including any Additional Interest) due on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)                                  the Company fails to issue any notice of a Termination of Trading or a Change in Control as required under Section 3.01(b) of this Indenture or a Make-Whole Change in Control that does not constitute a Change in Control as required under Section 10.10(a) of this Indenture, and such default continues for a period of three Business Days;

(d)                                 the Company fails to comply with its obligation to convert the Notes into Cash, shares of Common Stock or a combination thereof, as described in Section 10.03, upon exercise of a Holder’s right to convert its Notes pursuant to Article 10 and such default continues for a period of three Business Days;

(e)                                  the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and fails to cure (or obtain a waiver of) such default, within 60 days after the Company receives a notice of such default by the Trustee or by Holders of not less than 25% in aggregate Principal Amount at Maturity of the Notes then outstanding;

(f)                                   (1) the Company fails to make any payment at maturity (after giving effect to any applicable grace period) of any Debt of the Company in a principal amount in excess of $100,000,000 and the continuance of such failure, or (2) the acceleration of Debt of the Company in an amount in excess of $100,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Notes then outstanding; provided that if any such failure or acceleration referred to in (1) or (2) above shall cease or be cured, waived, rescinded or annulled, then the resulting Event of Default shall be deemed not to have occurred;

(g)                                  the Company, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 30 days (an event of default specified in clause (g) or (h) a “Bankruptcy Default”).

Section 6.02.                         Acceleration.  If an Event of Default, other than a Bankruptcy Default and subject to Section 6.15 of this Indenture, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding Principal Amount at Maturity of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the Accreted Principal Amount of and accrued and unpaid interest (including any Additional Interest) on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such Accreted Principal Amount and interest (including any Additional Interest) will become immediately due and payable.  If a Bankruptcy Default occurs, the Accreted Principal Amount of and accrued and unpaid interest (including any Additional Interest) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03.                         Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Accreted Principal Amount of and interest (including any Additional Interest) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.                         Waiver of Past Defaults.  Except as otherwise provided in Section 6.07 and Section 9.02(b), Holders of a majority in Principal Amount at Maturity of the Notes then outstanding by written notice to the Company and to the Trustee may waive any existing or past

Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Default or Event of Default and its consequences (other than an uncured default (a) in the payment of the Accreted Principal Amount with respect to any Note, accrued and unpaid interest (including any Additional Interest) with respect to any Note or the Repurchase Price or Redemption Price with respect to any Note, (b) in the payment or delivery of Cash and shares of Common Stock, if any, due upon conversion or the redemption of the Notes or (c) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:

(i)                                     all existing Events of Default, other than the nonpayment of the Accreted Principal Amount of and interest (including any Additional Interest) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)                                  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                         Control by Majority.  The Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06.                         Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(i)                                     the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii)                                  Holders of at least 25% in aggregate Principal Amount at Maturity of Notes then outstanding have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(iii)                               Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv)                              the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)                                 during such 60-day period, the Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07.                         Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (w) payment of Principal Amount at Maturity of or interest (including any Additional Interest) on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be, (x) payment of the Repurchase Price on the Repurchase Date, (y) payment of the Redemption Price on the Redemption Date and (z) payment or delivery, as the case may be, of Cash and shares of Common Stock, if any, or a combination thereof upon conversion of such Note on the date specified in Section 10.02(b), or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.                         Collection Suit by Trustee.  If an Event of Default in payment of Accreted Principal Amount or interest (including any Additional Interest) specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of Accreted Principal Amount and accrued interest (including any Additional Interest) remaining unpaid, together with interest on overdue Accreted Principal Amount and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.                         Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                         Priorities.  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

First: to the Trustee for all amounts due under Section 7.07 hereof;

Second: to Holders for amounts then due and unpaid for Accreted Principal Amount of and interest (including any Additional Interest) on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Principal Amount and interest (including any Additional Interest);

Third: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and

Fourth: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11.                         Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.                         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of (a) Accreted Principal Amount of or interest (including any Additional Interest) on any Note on the respective due dates, (b) the Repurchase Price on the Repurchase Date, (c) the Redemption Price on the Redemption Date, (d) the Cash and shares of Common Stock, if any, due upon conversion of a Note or (e) a suit by Holders of more than 10% in Principal Amount at Maturity of the Notes then outstanding.

Section 6.13.                         Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.                         Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.                         Additional Interest; Failure to File.  (a) Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04 will for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 6.01(e)), consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the Principal Amount at Maturity of the Notes (the “Additional Interest”).  If the Company elects to pay Additional Interest, such Additional Interest will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs to but excluding the 181st day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with such requirements has been cured or waived).  On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02.  In the event the Company does not elect to pay the Additional Interest upon any such Event of Default in accordance with this Section 6.15, the Notes will be subject to acceleration as provided in Section 6.02.  This Section 6.15 shall not affect the rights of Holders if any other Event of Default occurs under this Indenture.

In order elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, the Company shall notify all Holders and the Trustee and Paying Agent of such election in writing prior to the Close of Business on the date on which such Event of Default occurs.  If the Company fails to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.

(b)                                 Additional Interest shall be payable at the same time, in the same manner and to the same Persons as ordinary interest.

(c)                                  If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid.  Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 7

THE TRUSTEE

Section 7.01.                         General.  (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)                                 Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02.                         Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)                                 In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel conforming to Section 13.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such

Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)                                  The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f)                                   The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h)                                 The Trustee shall have no duty to inquire as to performance of the Company with respect to the covenants contained in Article 4 except with respect to Section 4.01 when it acts as Paying Agent.  In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) a Default or Event of Default occurring pursuant to Section 6.01(a) and 6.01(b), or (ii) any Default or Event of Default of which the Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate Principal Amount at Maturity of Notes then outstanding or obtained actual knowledge.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee including without limitation, its rights to be indemnified are extended to and shall be enforced by the Trustee in its capacities hereunder and each agent, custodian and other person employed to act hereunder.

(j)                                    The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03.                         Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04.                         Trustee’s Disclaimer.  The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.                         Notice of Default.  If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default or Event of

Default to each Holder within 90 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a default (w) in the payment of the Accreted Principal Amount of or interest (including any Additional Interest) on any Note (x) in the payment of the Repurchase Price on the Repurchase Date, (y) in the payment of the Redemption Price on the Redemption Date or (z) in the delivery of Common Stock upon conversion of such Note on the date specified in Section 10.02(b), the Trustee may withhold the notice if and so long as a Responsible Officer or a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.                         Reports by Trustee to Holders.  Within 60 days after each February 1, beginning with February 1, 2014, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such February 1, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.                         Compensation and Indemnity.  (a) The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c)                                  To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Accreted Principal Amount of, and interest (including any Additional Interest) on particular Notes.

Section 7.08.                         Replacement of Trustee.  (a) (i) The Trustee may resign at any time by written notice to the Company.

(ii)                                  The Holders of a majority in Principal Amount at Maturity of the Notes then outstanding may remove the Trustee by written notice to the Trustee.

(iii)                               If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)                              The Company may remove the Trustee if (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)                                 If the Trustee has been removed by the Holders, Holders of a majority in Principal Amount at Maturity of the Notes then outstanding may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal Amount at Maturity of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)                                 Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)                                  The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.                         Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.                         Eligibility.  This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.                         Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DISCHARGE

Section 8.01.                         Satisfaction and Discharge of this Indenture.  (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Maturity Date or on any Repurchase Date in connection with any repurchase upon the occurrence of a Change in Control or Termination of Trading or on any Redemption Date in connection with any redemption of all outstanding Notes or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 10, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent, Cash in respect of such payment or Cash, Common Stock or a combination thereof in respect of any such conversion on the Maturity Date, the Repurchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; provided that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.

(b)                                 The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

(i)                                     no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(ii)                                  such deposit or delivery, as the case may be, shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(iii)                               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with or Common Stock shall have been delivered to the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.02.                         Application of Trust Money.  Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Common Stock or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Common Stock or other consideration in accordance with this Indenture and the Notes to the payment of the Accreted Principal Amount of (including the relevant Repurchase Price or Redemption Price) and interest (including any Additional Interest) on the Notes or delivery of Cash and shares of Common Stock, if any, issuable upon conversion of the Notes.

Section 8.03.                         Repayment to Company.  The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Common Stock or other consideration (x) paid or delivered to them pursuant to Section 8.01 and (y) held by them at any time.

Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the Accreted Principal Amount of (including the relevant Repurchase Price or Redemption Price) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date, the Repurchase Date, the Redemption Date or the date specified in Section 10.02(b), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Common Stock or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Common Stock or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Common Stock or other consideration then remaining will be repaid or re-delivered to the Company.  After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Common Stock or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.

Section 8.04.                         Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the Accreted Principal Amount of (including the relevant Repurchase Price or Redemption Price) or interest (including any Additional Interest) on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Common Stock or other consideration held by the Trustee or such Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.                         Amendments Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

(a)                                 to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(b)                                 to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 5 or Section 10.09, including to provide for the adjustments to the Conversion Rate as set forth in Section 10.09;

(c)                                  to secure the obligations of the Company in respect of the Notes and this Indenture;

(d)                                 to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(e)                                  to make any change to comply with the Trust Indenture Act, or any amendment thereto; and

(f)                                   to make any change that does not adversely affect the rights of any Holder of the Notes.

Section 9.02.                         Amendments With Consent of Holders.  (a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in Principal Amount at Maturity of then outstanding Notes, and the Holders of a majority in Principal Amount at Maturity of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of such Notes, waive any existing or past default under this Indenture and its consequences, except an uncured default (i) in the payment of the Accreted Principal Amount, or accrued and unpaid interest (including any Additional Interest), with respect to any Note, (ii) the Repurchase Price with respect to any Note, (iii) the Redemption Price with respect to any Note, (iv) in the payment or delivery of the Cash and/or shares of Common Stock due upon conversion or redemption of the Notes or (v) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(b)                                 Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i)                                     reduce the Accreted Principal Amount or Principal Amount at Maturity of, or premium or interest payment on, any Note, or reduce the Repurchase Price or Redemption Price on any Note;

(ii)                                  make any Note payable in any currency or securities other than that stated in the Note;

(iii)                               change the Maturity Date of any Note;

(iv)                              change the ranking of the Notes;

(v)                                 make any change that adversely affects the right of a Holder to convert any Note;

(vi)                              make any change that adversely affects the right of a Holder to require the Company to repurchase a Note upon the occurrence of a Change in Control or Termination of Trading or on the 2028 Repurchase Date;

(vii)                           impair the right to convert or receive payment with respect to the Notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or

(viii)                        change the provisions in this Indenture that relate to modifying or amending the provisions of this Indenture.

(c)                                  It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)                                 An amendment, supplement or waiver delivered under this Section will become effective on receipt by the Trustee of written consents (including consents delivered in accordance with the Applicable Procedures with respect to Global Notes) from the Holders of the requisite percentage in Principal Amount at Maturity of the Notes then outstanding.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.                         Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)                                 If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.                         Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, an Officers’ Certificate and/or an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture.  If the Trustee has received such an Officers’ Certificate and/or Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05.                         Payments for Consents.  The Company shall not, and shall not permit or suffer any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

CONVERSION

Section 10.01.                  Conversion Privilege.  (a) Subject to and upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 Principal Amount at Maturity or an integral multiple thereof) of such Holder’s Notes at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, upon the occurrence of any of the events set forth in clauses (i) through (ix) of Section 10.01(b), at a Conversion Rate (the “Conversion Rate”) of 34.2936 shares of Common Stock per $1,000 Principal Amount at Maturity of Notes.  Upon conversion of any Notes, the Company shall deliver to the converting Holder Cash, shares of Common Stock or a combination thereof, at the Company’s election, as described in Section 10.03 and subject to adjustment as set forth in this Article 10 (the Company’s obligation to deliver such consideration being herein called the “Conversion Obligation” and such consideration being herein called the “Conversion Consideration”).

(b)                                 A Holder may convert its Notes prior to the Close of Business on the Business Day immediately preceding the Maturity Date, upon the occurrence of any of the events set forth below:

(i)                                     during any calendar quarter commencing at any time after March 31, 2014, and only during such calendar quarter, if the Closing Price of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds the Conversion Trigger Price (as defined in Section 10.01(c)) on the last Trading Day of such preceding calendar quarter;

(ii)                                  during the five Business Day period immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount at Maturity of Notes for each Trading Day during that five-day period was less than 98% of the product of the Closing Price of Common Stock on such Trading Day and the then Applicable Conversion Rate for the Notes on such Trading Day, subject to compliance with the procedures and conditions described in Section 10.01(d) concerning the Trustee’s obligation to make a Trading Price determination (the “Trading Price Condition”);

(iii)                               if the Company elects to distribute to all holders of Common Stock rights, options or warrants entitling all holders of Common Stock to subscribe for or purchase Common Stock, for a period expiring within 60 days after the record date for such distribution, at less than the average of the Closing Prices of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, during the period beginning on, and including, the date the Company provides notice to Holders of such distribution as set forth in Section 10.01(e) and ending on, and including, the earlier of (x) the Close of Business on the Business Day prior to the Ex-Date for such distribution and (y) the Company’s announcement that such distribution will not take place;

(iv)                              if the Company elects to distribute to all holders of Common Stock Cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in Section 10.07(a)), which distribution, together with all other such distributions within the preceding twelve months, has a per share value, as determined by the Board of Directors, exceeding 15% of the average of the Closing Prices of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, during the period beginning on, and including, the date the Company provides notice to Holders of such distribution as set forth in Section 10.07(e) and ending on, and including, the earlier of (x) the Close of Business on the Business Day prior to the Ex-Date for such distribution and (y) the Company’s announcement that such distribution will not take place;

(v)                                 if a Termination of Trading occurs, during the period from, and including, the earlier of (i) the date the applicable securities exchange announces that a Termination of Trading will occur and (ii) the effective date of the Termination of Trading, to, and including, the related Repurchase Date;

(vi)                              if a Make-Whole Change in Control that does not constitute a Change in Control occurs or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which Common Stock would be converted into Cash, securities or other assets, during the period from, and including, the date that is 25 Business Days prior to the anticipated effective date of the transaction, to, and including, the date that is 35 Trading Days after the actual closing date of such transaction;

(vii)                           if a Change in Control occurs, during the period from, and including, the date that is 25 Business Days prior to the anticipated effective date of the transaction, to, and including, the related Repurchase Date;

(viii)                        for Notes that have been called for redemption, at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date, even if the Notes called for redemption are not otherwise convertible at such time; or

(ix)                              at any time on or after August 15, 2043 until the Close of Business on the Business Day immediately preceding the Maturity Date.

(c)                                  The “Conversion Trigger Price” shall equal 130% of the then current Conversion Price.  The Conversion Trigger Price will initially equal $37.91 and shall be automatically adjusted whenever the Conversion Price is adjusted as a result of an adjustment in the Conversion Rate pursuant to this Article 10.  The Company will determine at the beginning of each calendar quarter commencing at any time after March 31, 2014, whether the Notes are convertible as a result of the price of Common Stock exceeding the Conversion Trigger Price in accordance with Section 10.01(b)(i) and will notify the Conversion Agent and the Trustee.

(d)                                 In connection with any conversion upon satisfaction of the Trading Price Condition as set forth in Section 10.01(b)(ii) above, the Trustee shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount at Maturity of the Notes at such time would be less than 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate.  At such time, the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount at Maturity of the Notes is greater than or equal to 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate.  If the Company does not, when it is obligated to, make a request to the Trustee to determine the Trading Price per $1,000 Principal Amount at Maturity of Notes, or if the Company makes such request to the Trustee, but the Trustee does not or cannot make such determination, then the Trading Price per $1,000 Principal Amount at Maturity of Notes will be deemed to be less than 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate on each day the Company or the Trustee fails to do so.  If the Trading Price Condition has been met, the Company shall so notify the Holders and the Trustee.  If, at any point after the Trading Price Condition has been met, the Trading Price per $1,000 Principal Amount at Maturity of Notes is greater than 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate, the Company shall so notify the Holders and the Trustee.

(e)                                  Upon the first public announcement of any distribution described in Section 10.01(b)(iii) or Section 10.01(b)(iv), the Company shall notify the Holders at least 35 Business Days prior to the Ex-Date for such distribution by (i) issuing a press release and using its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (ii) providing written notice to Holders by mailing such notice to Holders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

(f)                                   In connection with the transactions described in Section 10.01(b)(v), (vi) or (vii), the Company shall notify the Holders and the Trustee (i) in the case of a Change in Control or a Make-Whole Change in Control, as promptly as practicable following the date the Company publicly announces such transaction, which shall be at least 25 Business Days prior to the anticipated effective date in the case of transactions to which the Company is a party, and (ii) in the case of a Termination of Trading, the earlier of (x) the day immediately following the date the applicable securities exchange announces that a termination of trading will occur and (y) the effective date of a Termination of Trading by (A) issuing a press release and using its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (B) providing written notice to Holders by mailing such notice to Holders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

(g)                                  Upon determining that Holders are entitled to convert their Notes in accordance with the provisions set forth in Section 10.01(b), the Company shall promptly (i) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose such information or (ii) provide written notice to Holders by mailing such notice to Holders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

(h)                                 Holders shall not have the right to convert their Notes pursuant to Section 10.01(b)(iii) or Section 10.01(b)(iv) if in connection with the distribution described in Section 10.01(b)(iii) or Section 10.01(b)(iv) that gives rise to a right to convert their Notes, such Holders are entitled to participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in the distribution described in such Section as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate on the Ex-Date for such distribution, multiplied by the Principal Amount at Maturity (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

Section 10.02.                  Conversion Procedures; Conversion Settlement.  (a)  To convert a Note that is represented by a Certificated Note, a Holder must (1) complete and manually sign a Conversion Notice, a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required, furnish appropriate endorsement and transfer documents, (4) if required, pay all transfer or similar taxes and (5) if required, pay Cash equal to amount of interest due on the next Interest Payment Date for such Note.  If a Holder holds a beneficial interest in a Global Note, to convert such beneficial interest, such Holder must comply with requirements (4) and (5) as set forth in the immediately preceding sentence and comply with the Applicable Procedures of the Depositary for converting a beneficial interest in a Global Note.  The first date on which all of the requirements set forth in the first sentence of this Section 10.02 (in the case of a Certificated Note) or the second sentence of this Section 10.02 (in the case of a Global Note or a beneficial interest therein) have been satisfied is referred to in this Indenture as the “Conversion Date.”  The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 13.03, of the occurrence of such Conversion Date.

(b)                                 Subject to Section 10.09 and Section 10.10, the Company will deliver the Conversion Consideration on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method.

(c)                                  A Holder receiving Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Close of Business on (i) the Conversion Date (if the Company delivers solely shares of Common Stock in respect of the Conversion Obligation, other than solely Cash in lieu of any fractional shares) or (ii) the last Trading Day of the Observation Period (if the Company delivers Cash in respect of any portion of the Conversion Obligation, other than solely Cash in lieu of any fractional shares, or if the Company has made a Net Share Settlement Election).

(d)                                 No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10.  Upon conversion of a Note, a Holder will not receive, except as described below, any Cash payment representing accrued interest (including any Additional Interest).  Instead, accrued interest (including any Additional Interest) will be deemed paid by the Cash, shares of Common Stock or a combination thereof, received by the Holder upon conversion.  Delivery to the Holder of such Cash and shares of Common Stock shall thus be deemed to satisfy (1) the Company’s obligation to pay the Accreted Principal Amount of a Note, and (2) the Company’s obligation to pay any accrued and unpaid interest (including any Additional Interest) on the Note from the last Interest Payment Date to the Conversion Date.  As a result, upon conversion of a Note, accrued and unpaid interest (including any Additional Interest) on such Note to, but not including, the Conversion Date is deemed paid in full rather than cancelled, extinguished or forfeited.

(e)                                  Notwithstanding Section 10.02(d), if Notes are converted in connection with a redemption pursuant to Section 11.01 that occurs prior to November 20, 2018, a Holder will receive, in addition to the amount of Cash and number of shares of Common Stock, if any, due upon conversion, a Cash payment representing accrued and unpaid interest (including Additional Interest, if any) to the Conversion Date; provided that no such payment shall be required to be made if such conversion occurs after a Regular Record Date and on or prior to the next succeeding Interest Payment Date and such accrued and unpaid interest is paid in accordance with Section 10.02(f) below.

(f)                                   Notwithstanding Section 10.02(d), if Notes are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest payable (including Additional Interest) on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Such Notes, upon surrender for conversion, must be accompanied by Cash equal to the amount of interest (including any Additional Interest) payable on such Interest Payment Date on the Notes so converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (2) if the Company has specified a Repurchase Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (3) with respect to any Notes converted after the Regular Record Date immediately preceding November 15, 2018, or (4) to the extent of any Defaulted Interest that exists at the time of conversion with respect to such Note.

(g)                                  If a Holder converts more than one Note at the same time, the number of shares of Common Stock and the amount of Cash delivered in lieu of fractional shares, if any, due upon conversion shall be determined based on the total Principal Amount at Maturity of the Notes converted.

(h)                                 Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

Section 10.03.                  Settlement Upon Conversion.  (a)  Subject to Section 10.09, upon conversion of any Note, the Company may choose to pay or deliver, as the case may be, either Cash (“Cash Settlement”), shares of Common Stock (other than Cash for any fractional shares) (“Physical Settlement”) or a combination of Cash and shares of Common Stock (“Combination Settlement”). Each of Cash Settlement, Physical Settlement and Combination Settlement is a “Settlement Method.”

(b)                                 The same Settlement Method shall be used for all conversions occurring on the same Conversion Date.  The Company shall not have any obligation to use the same Settlement Method with respect to conversions with Conversion Dates that occur on different Trading Days, except that the same Settlement Method shall be used for all conversions occurring on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date.

(c)                                  If the Company elects a Settlement Method in respect of a Conversion Date, the Company shall provide notice (the “Settlement Notice”) of such Settlement Method and the Specified Dollar Amount or Cash Percentage, as applicable, in respect of such Conversion Date by informing the Trustee, the converting Holders, through the Trustee, and the Depositary no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date, no later than the 24th Scheduled Trading Day immediately preceding the Maturity Date).  If the Company elects Combination Settlement, but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 Principal Amount at Maturity of Notes, such Specified Dollar Amount will be deemed to be $1,000.  If the Company does not timely provide Settlement Notice, it will be deemed to have elected Combination Settlement in respect of the Conversion Obligation with a Specified Dollar Amount per $1,000 Principal Amount at Maturity of Notes equal to $1,000.

(d)                                 Subject to Section 10.03(e), with respect to any conversion of Notes by means of a Combination Settlement (other than a Net Share Settlement), the Company may specify, rather than a Specified Dollar Amount, a percentage of the Daily Settlement Amount that will be settled in Cash (the “Cash Percentage”) by specifying such Cash Percentage in the Settlement Notice.

(e)                                  At any time on or prior to the 24th scheduled Trading Day prior to the Maturity Date, the Company may irrevocably elect (a “Net Share Settlement Election”) to satisfy the Conversion Obligation with respect to any Notes to be converted after the date of such election by delivering Cash up to the aggregate Principal Amount at Maturity of Notes to be converted, and shares of Common Stock, Cash or a combination thereof in respect of the remainder, if any, of the Conversion Obligation ( “Net Share Settlement”). A Net Share Settlement is one type of Combination Settlement. The Company may make a Net Share Settlement Election at its sole discretion without the consent of the Holders.

Upon making a Net Share Settlement Election, the Company will promptly (i) use reasonable efforts to post such information on its website or otherwise publicly disclose such information and (ii) provide written notice to the Holders by mailing such notice to Holders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

(f)                                   The Conversion Consideration in respect of the conversion of any Notes will be computed as follows:

(i)                                     if the Company elects Physical Settlement, it will deliver to the converting Holder in respect of each $1,000 Principal Amount at Maturity of Notes being converted a number of shares of Common Stock equal to the Conversion Rate;

(ii)                                  if the Company elects Cash Settlement, it will pay to the converting Holder in respect of each $1,000 Principal Amount at Maturity of Notes being converted Cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the applicable Observation Period; and

(iii)                               if the Company elects (or is deemed to have elected) Combination Settlement (including Net Share Settlement), it will pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 Principal Amount at Maturity of Notes being converted a combination of Cash and shares of Common Stock in an amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the applicable Observation Period.

(g)                                  The Daily Settlement Amounts and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of Cash deliverable, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of Cash deliverable.  In calculating the Daily Settlement Amounts, the Conversion Rate on any day shall be appropriately adjusted to take into account the occurrence on or before such Trading Day of any event that would require an adjustment to the Conversion Rate as set forth in Section 10.07.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

Section 10.04.                                 Fractional Share.  The Company will not issue a fractional share of Common Stock upon conversion of a Note.  Instead, the Company shall pay Cash in lieu of fractional shares based on the Closing Price of Common Stock on the Trading Day prior to the applicable Conversion Date (if the Company delivers solely shares of Common Stock to satisfy the Conversion Obligation, other than Cash in lieu of fractional shares) or the Closing Price of the Common Stock on the last Trading Day of the relevant Observation Period (if the Company delivers Cash to satisfy a portion, but less than all, of the Conversion Obligation, other than solely Cash in lieu of any fractional shares, or if the Company has made a Net Share Settlement Election ).

Section 10.05.                  Taxes on Conversion.  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because Common Stock is to be delivered in a name other than the Holder’s name.

Section 10.06.                  Company to Provide Common Stock.  The Company shall, from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion.

All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which Common Stock is then listed or quoted.

In addition, if any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.

Section 10.07.                  Adjustment to Conversion Rate.  The Conversion Rate shall be adjusted, at any time and from time to time while any of the Notes are outstanding, by the Company if any of the following events occur.

(a)                                 If the Company issues dividends or makes distributions on Common Stock payable in shares of Common Stock, or if the Company subdivides, combines or reclassifies shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or distribution, or immediately prior to the opening of business on the effective date for such subdivision, combination or reclassification, as applicable;

CR1 =	the Conversion Rate in effect immediately after the opening of business on such Ex-Date or effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision, combination or reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, subdivision, combination or reclassification.

Any adjustment made under this Section 10.07(a) shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution, or immediately after the opening of business on the effective date for such subdivision, combination or reclassification, as applicable. If any dividend or distribution of the type described in this Section 10.07(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided, combined or reclassified, as the case may be, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution or to effect such subdivision, combination or reclassification, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution or subdivision, combination or reclassification had not been declared.

(b)                                 If the Company distributes to all holders of shares of Common Stock rights, options or warrants (other than pursuant to a stockholder rights plan, provided that such rights plan provides for the issuance of such rights with respect to the Common Stock issued upon conversion of the Notes) to purchase shares of Common Stock for a period expiring within 60 days after the record date for such distribution at less than the average of the Closing Prices of Common Stock for the five consecutive Trading Days immediately preceding the public announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X

OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the opening of business on such Ex-Date;

OS0 =	the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution;

X =	the total number of additional shares of Common Stock so offered for purchase pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price of Common Stock on the first public announcement date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price).

Any increase made under this Section 10.07(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the opening of business on the Ex-Date for such distribution. However, to the extent that shares of Common Stock are not delivered pursuant to such rights or upon the expiration or termination of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights, options or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Ex-Date for such distribution had not occurred.  In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors.  Except in connection with any readjustment expressly provided for in this clause, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07(b).

(c)                                  If the Company distributes to all holders of shares of Common Stock, any of its Capital Stock, assets (including shares of any Subsidiary of the Company or business unit of the Company) or debt securities or certain rights to purchase securities of the Company (excluding (i) any dividends or distributions described in Section 10.07(a), (ii) any rights, options or warrants described in Section 10.07(b), (iii) any dividends or other distributions described in Section 10.07(d) and (iv) the initial distribution of rights issued pursuant to a stockholder rights plan; provided that such rights plan provides for the issuance of such rights with respect to the Common Stock issued upon conversion of the Notes) (such Capital Stock, assets, debt securities or rights to purchase securities of the Company hereinafter in this Section 10.07(c) called the “Distributed Assets”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	CMP0
CMP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the opening of business on such Ex-Date;

CMP0 =	the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such distribution; and

FMV =	the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets applicable to one share of Common Stock.

Such increase shall become effective immediately after the opening of business on the Ex-Date for such distribution; provided that if “FMV” (as defined in this Section 10.07(c)) is equal to or greater than “CMP0” (as defined in this Section 10.07(c)), in lieu of the foregoing increase, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Assets are distributed to holders of Common Stock, for each $1,000 Principal Amount at Maturity of Notes, the amount of Distributed Assets such Holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution.  In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.07(c) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price for purposes of the definition of “CMP0” in this Section 10.07(c), unless the Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

Notwithstanding anything to the contrary in this Section 10.07(c), if the Company distributes Capital Stock of, or similar equity interests in, any Subsidiary of the Company or business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0

MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the 15th Trading Day immediately following the Ex-Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the opening of business on the Ex-Date for such Spin-Off;

FMV0 =

the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for such Spin-Off; and

MP0 =	the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for such Spin-Off.

Any adjustment pursuant to the preceding paragraph shall be determined on the last Trading Day of such ten consecutive Trading Day period but shall be given effect immediately after the opening of business on the Ex-Date for the Spin-Off.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.07(c).

(d)                                 If the Company distributes dividends or makes other distributions paid entirely in Cash to all or substantially all holders of Common Stock, other than (i) distributions described in Section 10.07(e) or (ii) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	CMP0
CMP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the opening of business on such Ex-Date;

CMP0 =	the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such dividend or distribution; and

C =	the amount in Cash per share of such dividend or distribution.

Such increase shall become effective immediately after the opening of business on the Ex-Date for such distribution or dividend; provided that if “C” (as defined in this Section 10.07(d)) is equal to or greater than “CMP0” (as defined in this Section 10.07(d)), in lieu of the foregoing increase, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant Cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 Principal Amount at Maturity of Notes upon conversion, at the same time and upon the same terms as holders of shares of Common Stock, the amount of Cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the record date for such dividend or distribution.  In the event that such distribution or dividend is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Except in connection with any readjustment expressly provided for in the immediately preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07(d).

(e)                                  If the Company or any of its Subsidiaries distribute Cash or other consideration in respect of a tender offer or exchange offer for Common Stock, where such Cash and the value of any such other consideration per share of Common Stock validly tendered or exchanged exceeds the Closing Price of Common Stock on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to the tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV + (OS1 x CP1)
OS0 x CP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Business Day immediately following the Trading Day immediately following the Expiration Date;

CR1 =	the Conversion Rate in effect immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date;

FMV =	the fair market value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of Common Stock that the Company purchases in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer;

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer; and

CP1 =	the Closing Price of Common Stock on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 10.07(e) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date.  In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.  Except as provided in the immediately preceding sentence, if the application of this Section 10.07(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.07(e).

Section 10.08.                  Provisions Governing Adjustment to Conversion Rate.  Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.07 (and no adjustment to the Conversion Rate under Section 10.07 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.07(c), and, if applicable, Section 10.20.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.20.  In addition, except as set forth in Section 10.20, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.07 was made (including any adjustment contemplated in Section 10.20), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Section 10.09.                  Disposition Events.  If any of the following events (a “Disposition Event”) occurs:

(a)                                 any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)                                 consolidation, merger, or other combination involving the Company; or

(c)                                  sale or conveyance to another Person of all or substantially all of the assets of the Company;

in each case as a result of which Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including Cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the Company, or such successor, purchaser or transferee Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture permitted under Section 9.02(b) to provide that, subject to the Company’s right to settle all or a portion of the Conversion Obligation with respect to the Notes in Cash and the Company’s right to make a Net Share Settlement Election as set forth under Section 10.03(e), the right to convert each $1,000 Principal Amount at Maturity of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately before such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event, (i) the amount otherwise payable in Cash upon conversion of the Notes as set forth under Section 10.03 above shall continue to be payable in Cash, (ii) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as set forth under Section 10.03, (iii) each share of Common Stock that would otherwise have been required to be delivered upon a conversion of the Notes as set forth under Section 10.03 shall instead be deliverable in the amount and type of Reference Property that a holder of one share of Common Stock would have been entitled to receive in such Merger Event (a “unit of Reference Property”) and (iv) the Daily VWAP shall be calculated based on the value of one unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, or constitute solely the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes will be convertible or used to calculate the Daily VWAP, as the case may be, shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (y) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If, in the case of any Disposition Event, the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.09, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of Cash, securities or property or asset that will comprise the Reference Property after any such Disposition Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at its address appearing on the Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 10.09.

Section 10.10.                  Adjustment to Conversion Rate Upon a Make-Whole Change in Control or Redemptions prior to November 20, 2018; Discretionary Adjustment.  (a) If, after the date hereof, (1) a Change in Control (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (ii) of the definition thereof, a “Make-Whole Change in Control”) occurs or (2) prior to November 20, 2018, the Company calls any Notes for redemption pursuant to Section 11.01 hereof, and a Holder elects to convert its Notes in connection with such Make-Whole Change in Control or redemption, the Company will, under certain circumstances, increase the Applicable Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 10.10.  A conversion of Notes will be deemed for these purposes to be “in connection with” a Make-Whole Change in Control if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the applicable Effective Date up to, and including, the Business Day immediately prior to the related Repurchase Date (or, in the case of an event that would have been a Change in Control but for the proviso in clause (ii) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Change in Control).  A conversion of Notes will be deemed for these purposes to be “in connection with” a redemption pursuant to Section 11.01 if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the date of delivery of the notice of redemption pursuant to Section 11.03 up to, and including, the applicable Redemption Date.

On or before the 15th day after the occurrence of a Make-Whole Change in Control that does not also constitute a Change in Control, the Company will deliver to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners as required by applicable law, written notice indicating that a Make-Whole Change in Control has occurred.

Notwithstanding anything to the contrary in this Indenture or the Notes, in the event that a conversion may be deemed to be both “in connection with” a redemption pursuant to Section

11.01 and “in connection with” a Make-Whole Change in Control, such conversion will be deemed to be “in connection” with a Make-Whole Change in Control and not “in connection with” a redemption pursuant to Section 11.01.

(b)                                 The number of Make-Whole Shares will be determined by reference to the table below and is based on the Effective Date and the price paid per share of Common Stock in the Make-Whole Change in Control (in the case of a Make-Whole Change in Control described in clause (ii) of the definition of Change in Control in which holders of Common Stock receive only Cash), or in the case of any other Make-Whole Change in Control or Redemption Date, the average of the Closing Prices per share of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Change in Control or the Redemption Date, as applicable (the “Stock Price”).

(c)                                  The Stock Prices set forth in the first row of the table below will be adjusted as of any date on which the Applicable Conversion Rate is adjusted.  The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Applicable Conversion Rate as so adjusted.  In addition, the number of Make-Whole Shares will be subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 10.07.

The following table sets forth the Stock Price, Effective Date and number of Make-Whole Shares to be added to the Conversion Rate per $1,000 principal amount of the Notes:

	$17.68	$19.00	$21.50	$24.50	$29.16	$32.50	$35.50	$37.91	$42.50	$50.00	$65.00	$80.00
11/12/13	10.9681	12.0749	10.1251	8.3595	6.3443	5.3988	4.7487	3.9306	3.4712	4.8264	1.6449	1.1689
11/15/14	11.3088	11.5400	8.9618	6.6821	5.0713	4.3155	3.7959	3.1419	2.7747	3.8580	1.3149	0.9344
11/15/15	11.6491	11.0095	7.8080	5.0184	3.8087	3.2410	2.8508	2.3596	2.0838	2.8974	0.9875	0.7018
11/15/16	11.9920	10.4776	6.6510	3.3502	2.5426	2.1636	1.9031	1.5752	1.3911	1.9343	0.6592	0.4685
11/15/17	12.3375	9.9471	5.4972	1.6865	1.2799	1.0892	0.9580	0.7930	0.7003	0.9737	0.3319	0.2358
11/20/18	12.6855	9.4094	4.3276	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(d)                                 If the exact Stock Price and Effective Date is not set forth in the table, then (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $80.00 per share of Common Stock (subject to adjustment as set forth in Section 10.10(c)), no Make-Whole Shares will be issued upon conversion of the Notes; and (iii) if the Stock Price is less than $17.68 per share of Common Stock (subject to adjustment as set forth in Section 10.10(c)), no Make-Whole Shares will be issued upon conversion of the Notes.

(e)                                  To the extent permitted by applicable law and the listing rules of The NASDAQ Global Select Market, the Company may make such increases in the Conversion Rate, in addition to those required by Section 10.07, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f)                                   To the extent permitted by applicable law and the listing rules of The NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall file with the Conversion Agent and provide written notice to the Holders of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)                                  Notwithstanding anything in this Article 10 to the contrary, in the event of any increase in the Conversion Rate that would result in the Notes becoming convertible into shares of Common Stock in excess of the share issuance limitations of the listing standards of The NASDAQ Global Select Market or the principal U.S. securities exchange on which the Common Stock is then listed, the Company shall, at its option, either obtain stockholder approval of such issuances or deliver Cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations (calculated based on the Daily VWAP on the last Trading Day of the applicable Observation Period).

Section 10.11.                  When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate.  Any adjustments that are less than 1% of the Conversion Rate will be carried forward and taken into account in determining any subsequent adjustment.  In addition, the Company shall make any carry forward adjustments not otherwise effected on each anniversary of the date hereof, upon conversion of any Note (but only with respect to such converted Note), upon required repurchases of the Notes pursuant to Section 3.01, and on the Scheduled Trading Day prior to the Maturity Date.

Section 10.12.                  When No Adjustment Required.  (a) No adjustment need be made for a transaction referred to in Section 10.07 if Holders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of Common Stock participate with respect to such transaction or event and on the same terms as holders of Common Stock participate with respect to such transaction or event as if Holders, at such time, held a number of shares of Common Stock equal to the Applicable Conversion Rate, multiplied by the Principal Amount at Maturity (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

(b)                                 No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

(c)                                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(d)                                 No adjustment need be made for a change in the par value or no par value of Common Stock.

(e)                                  To the extent the Notes become convertible pursuant to this Article 10 solely into Cash, no adjustment need be made thereafter as to the Cash.  Interest will not accrue on the Cash.

Section 10.13.                  Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly send to Holders a written notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.14.                  Notice of Certain Transactions.  If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.07 (unless no adjustment is to occur pursuant to Section 10.11 or Section 10.12), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.09, (c) there is a liquidation or dissolution of the Company or (d) the Company makes any distribution described in Section 10.07(b), Section 10.07(c) or Section 10.07(d) that has a per share value equal to more than 15% of the Closing Price of shares of Common Stock on the Trading Day preceding the declaration date for such issuance, dividend or distribution, then the Company shall send to Holders and file with the Trustee and the Conversion Agent a written notice stating the proposed Ex-Date for a issuance, dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, combination, sale or conveyance.  The Company shall file and send the notice at least 15 days before such date.  Failure to file or send the notice or any defect in it shall not affect the validity of the transaction.

Section 10.15.                  Right of Holders to Convert.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 10.16.                  Company Determination Final.  The Company shall be responsible for making all calculations called for hereunder and under the Notes.  The Company shall make all these calculations using commercially reasonable means and, absent manifest error, the Company’s calculations will be final and binding on Holders.  The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 10.17.                  Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.17 as the Trustee.

Section 10.18.                  Simultaneous Adjustments.  For purposes of Section 10.07(a), 10.07(b) and 10.07(c), any dividend or distribution to which Section 10.07(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.07(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.07(a) and 10.07(b) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Business Day immediately preceding such Ex-Date” within the meaning of Section 10.07(a).

Section 10.19.                  Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.20.                  Rights Issued in Respect of Common Stock Issued Upon Conversion.  Each share of Common Stock issued upon conversion of Notes pursuant to this Article 10 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights plan (i.e., a poison pill) adopted by the Company, as the same may be amended from time to time, is in effect, (in each case, a “Shareholders Rights Plan”).  Upon conversion of the Notes a Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Shareholders Rights Plan, unless prior to any conversion, the Rights have separated from Common Stock, in which case the Applicable Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Company Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in Section 10.07(c), and further adjusted in the event of certain events affecting such Rights following any separation from the Common Stock and subject to readjustment in the event of the expiration, termination or redemption of such Rights.  Any distribution of Rights pursuant to the Shareholders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.

Section 10.21.                  Withholding Taxes for Adjustments in Conversion Rate.  The Company may, at its option, set-off withholding taxes due with respect to Notes against delivery of Common Stock upon conversion of the Notes.  In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the Closing Price of the Common Stock on the Trading Day immediately following the Conversion Date.

ARTICLE 11

REDEMPTION

Section 11.01.                  Right to Redeem; Notices to Trustee.

(a)                                 Prior to November 20, 2018, the Notes may be redeemed for Cash in whole or in part at the option of the Company if the Volume Weighted Average Price of the Company’s Common Stock has been greater than or equal to 130% of the then current Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of redemption.  On or after November 20, 2018 the Notes may be redeemed for Cash in whole or in part at the option of the Company without regard to the price of the Company’s Common Stock.

The redemption price at which the Notes are redeemable (the “Redemption Price”) pursuant to Section 11.01(a) shall be equal to (i) in the case of Notes redeemed prior to November 20, 2018, (1) the Principal Amount at Maturity of the Notes to be redeemed, plus (2) accrued and unpaid interest, (including Additional Interest), if any, to, but excluding, the Redemption Date, or (ii) in the case of Notes redeemed on or after November 20, 2018, (1) the Accreted Principal Amount of the Notes to be redeemed, plus (2) accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is after a Regular Record Date and prior to the Interest Payment Date to which it relates, then the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date instead of the holders surrendering such Notes for redemption on the Redemption Date.

(b)                                 The Company may not redeem any Notes unless all accrued and unpaid interest (including any Additional Interest) thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date.  In addition, the Company shall not redeem any Notes or deliver to any Holder a notice of redemption pursuant to Section 11.03 at any time when there exists any accrued and unpaid Defaulted Interest.

(c)                                  Upon any redemption prior to November 20, 2018, the Company shall issue Make-Whole Shares pursuant to Section 10.10 of this Indenture to Holders with respect to the Notes called for redemption pursuant to Section 11.01 that are converted in connection with such redemption into Common Stock pursuant to the terms of the Indenture after the date of the notice of redemption sent pursuant to Section 11.03 of this Indenture and prior to such Redemption Date.

Section 11.02.                  Selection of Notes to be Redeemed.  If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The NASDAQ Global Select Market or any other stock exchange on which the Notes are then listed, as applicable).  The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 11.03 from outstanding Notes not previously called for redemption.

Notes and portions of them the Trustee selects shall be in Principal Amount at Maturity of $1,000 or integral multiples of $1,000.  Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part.  The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If any Note selected for partial redemption is converted in part before the Redemption Date with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption.  Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 11.03.                  Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall deliver a notice of redemption to the Trustee, the Paying Agent and each Holder of Notes to be redeemed; provided, however, that the Company shall not deliver any such notice to any Holder at any time when there exists any accrued and unpaid Defaulted Interest.

The notice shall specify the Notes to be redeemed and shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price;

(iii)                               the Applicable Conversion Rate and any adjustments thereto;

(iv)                              the name and address of the Paying Agent and Conversion Agent;

(v)                                 that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date; and

(vi)                              the procedures a Holder must follow to exercise rights under Section 3.01.

At the Company’s written request delivered at least 30 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 11.04.                  Effect of Notice of Redemption.  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Section 11.05.                  Deposit of Redemption Price.  Prior to 12:00 p.m., New York City time, on or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.

Section 11.06.                  Notes Redeemed in Part.  Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered that is not redeemed; provided that the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning immediately prior to the opening of business 15 days before any selection for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

ARTICLE 12

PAYMENT OF INTEREST

Section 12.01.                  Interest Payments.  Interest (including any Additional Interest) on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.  Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the

United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.  In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 12.02.                  Defaulted Interest.  Any interest (including any Additional Interest) on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest (including any Additional Interest) that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a)                                 The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 20 days and not less than 15 days prior to the date of the proposed payment and not less than 10 days (or such shorter period as is acceptable to the Trustee) after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”).  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears on the list of Holders maintained pursuant to Section 2.05 not less than 25 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                                 The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 12.03.                  Interest Rights Preserved.  Subject to the foregoing provisions of this Article 12 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, including any Additional Interest, and to accrue, which were carried by such other Notes.

ARTICLE 13

MISCELLANEOUS

Section 13.01.                  Trust Indenture Act of 1939.  This Indenture incorporates specified provisions of the Trust Indenture Act and certain provisions of this Indenture are subject to specified qualifications included in the Trust Indenture Act, but except as so specifically incorporated or qualified, this Indenture shall not otherwise be governed by the Trust Indenture Act.

Section 13.02.                  Holder Communications; Holder Actions.  (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)                                 (i)                                     Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with the Applicable Procedures or customary procedures of the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(ii)                                  The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)                                  Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)                                 The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 13.03.                  Notices.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Any notice to the Trustee will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

Micron Technology, Inc.

8000 South Federal Way

Boise, Idaho 83716

Attention: General Counsel

Tel: (208) 368-4000

Fax: (208) 368-4540

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: John A. Fore

Tel: (650) 493-9300

Fax: (650) 493-6811

if to the Trustee:

U.S. Bank National Association

Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, CA 9007

Attention:  Paula Oswald (Micron 2043 Indenture)

Tel: 213.615.6043

Fax: 213.615.6197

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                                 Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when sent to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository.  Copies of any notice or communication to a Holder, if given by the Company, will be sent to the Trustee at the same time.  Any defect in sending a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)                                  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 13.04.                  Communication by Holders with Other Holders.  Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 13.05.                  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that all such conditions precedent have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be required with respect to the authentication and delivery of any Notes.

Section 13.06.                  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                                 a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)                                 a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 13.07.                  Legal Holiday.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Maturity Date or the last date of conversion, as the case may be.

Section 13.08.                  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.09.                  Governing Law.  THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.10.                  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.11.                  Successors.  All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successor.

Section 13.12.                  Counterparts.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.                  Severability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.14.                  Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.15.                  No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MICRON TECHNOLOGY, INC., as Issuer

By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Vice President of Finance and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

[INSERT DTC LEGEND, IF APPLICABLE]

[INSERT TRANSFER RESTRICTED NOTE LEGEND, IF APPLICABLE]

[INSERT OID LEGEND, IF APPLICABLE]

Micron Technology, Inc.

3.00% Convertible Senior Note due 2043

No. [  ]

CUSIP: 595112 AY9

ISIN: US595112AY95

Micron Technology, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the Principal Amount at Maturity (as defined in the Indenture) of [                      ] Dollars ($[        ]) [(which Principal Amount at Maturity may from time to time be increased or decreased to such other principal amounts by adjustments made by the Trustee as set forth on Schedule I hereto)]* on November 15, 2043.

Issue Price: [                      ] Dollars ($[        ]), representing $800 for each $1,000 Principal Amount at Maturity

Accreted Principal Amount: The principal amount per $1,000 Principal Amount at Maturity as determined by the Company in accordance with Exhibit E to the Indenture

Principal Amount at Maturity: $[       ]

Initial Interest Rate per $1,000 Principal Amount at Maturity: 3.00% per annum.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2014.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

*                 This schedule should be included only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	MICRON TECHNOLOGY, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 3.00% Convertible Senior Notes due 2043 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

Micron Technology, Inc.

3.00% Convertible Senior Note due 2043

1.              Principal and Interest.

The Company promises to pay the Principal Amount at Maturity of this Note on November 15, 2043.

The Company promises to pay interest on the Principal Amount at Maturity of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 3.00% per annum.

Interest will be payable semiannually in arrears (to the holders of record of the Notes at the Close of Business on the Regular Record Date immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing May 15, 2014.

Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from November 12, 2013, through the day before each Interest Payment Date.  Interest will be computed in the basis of a 360-day year of twelve 30-day months.  Interest will cease to accrue on this Note upon its maturity, conversion, redemption or repurchase by the Company, including repurchase by the Company at the option of a holder upon a Change in Control or Termination of Trading.

If the Company elects or is required to pay Additional Interest pursuant to Section 6.15 of the Indenture referred to below, the Company will pay any such Additional Interest on the date or dates described in such Indenture.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 3.00%.  Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture.

2.              Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest (including any Additional Interest) on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date.  The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.              Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.  The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4.              Indenture.

This is one of the Notes issued under an Indenture dated as of November 12, 2013 (as amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.  The Notes are general unsecured obligations of the Company.

5.              Repurchase at the Option of the Holders.

On November 15, 2028 and upon the occurrence of a Change in Control or Termination of Trading, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

6.              Redemption at the Option of the Company.

No sinking fund is provided for the Notes.  The Notes are redeemable as a whole, or from time to time in part, at any time, at the option of the Company if the Closing Price of the Company’s Common Stock has been greater than or equal to 130% of the then current Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of redemption.  On or after November 20, 2018, the Notes are redeemable as a whole, or from time to time in part, at the option of the Company without regard to price of the Company’s Common Stock.  The redemption price (the “Redemption Price”) for any such redemption is equal to (i) in the case of Notes redeemed prior to November 20, 2018, (1) the Principal Amount at Maturity of the Notes to be redeemed, plus (2) accrued and unpaid interest, (including Additional Interest), if any, to, but excluding, the Redemption Date, or (ii) in the case of Notes redeemed on or after November 20, 2018, (1) the Accreted Principal Amount of the Notes to be redeemed, plus (2) accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the Redemption Date

7.              Conversion.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is $1,000 Principal Amount at Maturity or an integral multiple thereof, into the consideration specified in the Indenture, as adjusted from time to time as provided in the Indenture.

8.              Defaults and Remedies.

Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the Accreted Principal Amount of and accrued interest (including any Additional Interest) on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such Accreted Principal Amount and interest (including any Additional Interest) will become immediately due and payable.  If a Bankruptcy Default occurs, the Accreted Principal Amount of and accrued interest (including any Additional Interest) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

9.              Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.

10.       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

11.       Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.       Unclaimed Money or Notes.

Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the Accreted Principal Amount of (including the relevant Repurchase Price or Redemption Price) and interest (including any Additional Interest) on, or the Common Stock due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.

13.       Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

14.       No Recourse Against Others.

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of this Note.

15.       Authentication.

This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee’s Certificate of Authentication on the other side of this Note.

16.       Governing Law.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address, including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

Date:	(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Micron Technology, Inc.

8000 South Federal Way

Boise, Idaho  83716

Attention:  General Counsel

Fax:  (208) 368-4540

U.S. Bank National Association

Corporate Trust Services
633 West Fifth Street, 24th Floor

Attention:  Paula Oswald (Micron 2043 Indenture)

Fax:  (213) 615-6197

CONVERSION NOTICE

To convert this Note, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 Principal Amount at Maturity or an integral multiple of $1,000 Principal Amount at Maturity): $                    .

If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*      The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I*

No. [      ]

The initial Principal Amount at Maturity of this Global Note is $[        ],000,000.

Date	Principal Amount at Maturity of this Global Note	Notation Explaining Change in Principal Amount at Maturity	Authorized Signature of Trustee

*      This schedule should be included only if the Note is a Global Note.

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

EXHIBIT C

TRANSFER RESTRICTED NOTE LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATEST ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE ISSUER HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

EXHIBIT D

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED NOTES

Re:                             3.00% Convertible Senior Notes due 2043 (the “Notes”) of Micron Technology, Inc.

This certificate relates to $                                           Principal Amount at Maturity of Notes owned in (check applicable box)

☐   book-entry or    ☐   definitive form by                                                                          (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.13 of the Indenture dated as of November 12, 2013 between Micron Technology, Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐                                    Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐                                    Such Note is being acquired for the Transferor’s own account, without transfer.

☐                                    Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐                                    Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

D-1

☐                                    Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐                                    Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

Date:
(Insert Name of Transferor)

2

EXHIBIT E

The following table sets forth the Accreted Principal Amount per $1,000 Principal Amount at Maturity of Notes, expressed as a percentage of the Principal Amount at Maturity of the Notes, as of the specified dates during the period from the Closing Date through the Maturity Date.  The Accreted Principal Amount at any given time shall be determined by the Company.  The Trustee, Registrar and Paying Agent shall have no duty to ascertain or verify the Accreted Principal Amount.

		Accreted Price
Period	Date	As % of Par	Dollars
0.0	November 12, 2013	80.00%	$800.00
0.5	May 15, 2014	80.30%	$803.03
1.0	November 15, 2014	80.60%	$806.02
1.5	May 15, 2015	80.90%	$809.02
2.0	November 15, 2015	81.20%	$812.04
2.5	May 15, 2016	81.51%	$815.06
3.0	November 15, 2016	81.81%	$818.10
3.5	May 15, 2017	82.11%	$821.15
4.0	November 15, 2017	82.42%	$824.20
4.5	May 15, 2018	82.73%	$827.27
5.0	November 15, 2018	83.04%	$830.36
5.0	November 20, 2018	83.04%	$830.44
5.5	May 15, 2019	83.34%	$833.45
6.0	November 15, 2019	83.66%	$836.55
6.5	May 15, 2020	83.97%	$839.67
7.0	November 15, 2020	84.28%	$842.80
7.5	May 15, 2021	84.59%	$845.94
8.0	November 15, 2021	84.91%	$849.09
8.5	May 15, 2022	85.23%	$852.25
9.0	November 15, 2022	85.54%	$855.42
9.5	May 15, 2023	85.86%	$858.61
10.0	November 15, 2023	86.18%	$861.81
10.5	May 15, 2024	86.50%	$865.02
11.0	November 15, 2024	86.82%	$868.24
11.5	May 15, 2025	87.15%	$871.48
12.0	November 15, 2025	87.47%	$874.72
12.5	May 15, 2026	87.80%	$877.98
13.0	November 15, 2026	88.13%	$881.25
13.5	May 15, 2027	88.45%	$884.53
14.0	November 15, 2027	88.78%	$887.83
14.5	May 15, 2028	89.11%	$891.14
15.0	November 15, 2028	89.45%	$894.45
15.5	May 15, 2029	89.78%	$897.79
16.0	November 15, 2029	90.11%	$901.13
16.5	May 15, 2030	90.45%	$904.49
17.0	November 15, 2030	90.79%	$907.86
17.5	May 15, 2031	91.12%	$911.24
18.0	November 15, 2031	91.46%	$914.63

3

18.5	May 15, 2032	91.80%	$918.04
19.0	November 15, 2032	92.15%	$921.46
19.5	May 15, 2033	92.49%	$924.89
20.0	November 15, 2033	92.83%	$928.34
20.5	May 15, 2034	93.18%	$931.79
21.0	November 15, 2034	93.53%	$935.27
21.5	May 15, 2035	93.87%	$938.75
22.0	November 15, 2035	94.22%	$942.25
22.5	May 15, 2036	94.58%	$945.76
23.0	November 15, 2036	94.93%	$949.28
23.5	May 15, 2037	95.28%	$952.82
24.0	November 15, 2037	95.64%	$956.36
24.5	May 15, 2038	95.99%	$959.93
25.0	November 15, 2038	96.35%	$963.50
25.5	May 15, 2039	96.71%	$967.09
26.0	November 15, 2039	97.07%	$970.69
26.5	May 15, 2040	97.43%	$974.31
27.0	November 15, 2040	97.79%	$977.94
27.5	May 15, 2041	98.16%	$981.58
28.0	November 15, 2041	98.52%	$985.24
28.5	May 15, 2042	98.89%	$988.91
29.0	November 15, 2042	99.26%	$992.59
29.5	May 15, 2043	99.63%	$996.29
30.0	November 15, 2043	100.00%	$1000.00

If any date where the Accreted Principal Amount must be determined for purposes of the Indenture is between two consecutive dates set forth above, the Accreted Principal Amount will be determined by a straight-line interpolation between the Accreted Principal Amount set forth for such two dates, based on a 365-day year.

4

EXHIBIT F

OID LEGEND

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF MICRON TECHNOLOGY, INC. AT 8000 SOUTH FEDERAL WAY, BOISE, IDAHO 83716, (FACSIMILE: 208-368-4435).

5